                                                                    Exhibit 11.1




                       COMPUTATION OF NET INCOME PER SHARE
                     (In millions, except share information)



                                         For the Year Ended                For the Year Ended               For the Year Ended
                                          December 31, 1999                 December 31, 1998                December 31, 1997
                                   -------------------------------   --------------------------------  ----------------------------

                                        Basic           Diluted          Basic           Diluted           Basic           Diluted
                                   --------------   --------------   --------------   ---------------  --------------   -----------
Income before
   extraordinary items             $        257.1   $        257.1   $        115.5   $        115.5   $        208.2   $     208.2
 Extraordinary items                           --               --               --               --             (1.0)         (1.0)
                                   --------------   --------------   --------------   --------------   --------------   -----------

 Net income                        $        257.1   $        257.1   $        115.5   $        115.5   $        207.2   $     207.2
                                   ==============   ==============   ==============   ==============   ==============   ===========

Weighted average shares:
   Common shares outstanding           66,922,844       66,922,844       66,947,135       66,947,135       66,304,770    66,304,770
   Exercise of stock options (1)               --          820,308               --        1,076,240               --     1,943,313
                                   --------------   --------------   --------------   --------------   --------------   -----------

 Common and equivalent shares
   outstanding                         66,922,844       67,743,152       66,947,135       68,023,375       66,304,770    68,248,083
                                   ==============   ==============   ==============   ==============   ==============   ===========

Per common and equivalent share:
   Income before
     extraordinary items           $         3.84   $         3.80   $         1.73   $         1.70   $         3.14   $      3.05
   Extraordinary items                         --               --               --               --            (0.01)        (0.01)
                                   --------------   --------------   --------------   --------------   --------------   -----------

   Net income                      $         3.84   $         3.80   $        1.73    $         1.70   $         3.13   $      3.04
                                   ==============   ==============   ==============   ==============   ==============   ===========




                                         For the Year Ended                For the Year Ended
                                          December 31, 1996                 December 31, 1995
                                   --------------------------------  --------------------------------

                                         Basic           Diluted           Basic           Diluted
                                   ---------------  ---------------  --------------    --------------

Income before
   extraordinary items             $        151.9   $        151.9   $         94.2    $         94.2
 Extraordinary items                           --               --             (2.6)             (2.6)
                                   --------------   --------------   --------------    --------------

 Net income                        $        151.9   $        151.9   $         91.6    $         91.6
                                   ==============   ==============   ==============    ==============

Weighted average shares:
   Common shares outstanding           60,485,696       60,485,696       48,944,181        48,944,181
   Exercise of stock options (1)               --        3,275,938               --         3,544,757
                                   --------------   --------------   --------------    --------------

 Common and equivalent shares
   outstanding                         60,485,696       63,761,634       48,944,181        52,488,938
                                   ==============   ==============   ==============    ==============

Per common and equivalent share:
   Income before
     extraordinary items           $         2.51   $         2.38   $         1.92    $         1.79
   Extraordinary items                         --               --            (0.05)            (0.05)
                                   --------------   --------------   --------------    --------------

   Net income                      $         2.51   $         2.38   $         1.87    $         1.74
                                   ==============   ==============   ==============    ==============

--------------------------------------

(1) Amount represents the number of common shares issued assuming exercise of stock options outstanding, reduced by the number of common shares which could have been purchased with the proceeds from the exercise of such stock options.